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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF WORLDCOM, INC.(1)

                                                 Jurisdiction of
   Name of Subsidiary                            Incorporation                        Trade Name
   ------------------                            -------------                        ----------

Biz-Tel Corporation                              Florida                      LDDS WorldCom

Com Systems, Inc.                                California

Digital Communications of America, Inc.          Oklahoma                     Digital Communications

GridNet, L.L.C.                                  Oklahoma

Healan Communications, Inc.                      Georgia                      Healan Communications

IDB Communications Group Limited                 United Kingdom

IDB Media Group, Inc.                            Delaware

IDB WorldCom, Inc.
   f/k/a IDB Communications Group, Inc.          Delaware                     IDB WorldCom

IDB WorldCom Services, Inc.
   f/k/a TRT/FTC Communications                  Delaware                     WSI, TRT/FTC Communications

ITC Tele-services, Inc.                          Washington                   Impact

International Computer Systems, Inc.             Virginia                     ICS, ICS Information Technologies

LDDS Corporation                                 Delaware

Military Communications Center, Inc.             Delaware                     MCC, Military Communications

Ocean Satellite Television, Inc.                 Florida

TC WorldCom AG                                   Switzerland

TRT/FTC Communications Limited                   United Kingdom

Touch 1 Long Distance, Inc.                      Alabama                      LDDS WorldCom

Transcall America, Inc.                          Georgia                      LDDS WorldCom

Virginia WorldCom, Inc.                          Virginia

WorldCom Caribbean, Inc.                         New York

WorldCom Federal Systems, Inc.                   Delaware

WorldCom International, Inc.                     Delaware

WorldCom Network Services, Inc.                  Delaware                     WilTel, WilTel Network Services

WorldCom Telecommunications Services, GmbH       Germany                      WorldCom Germany

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   (1)   Excludes all inactive subsidiaries, all of which, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X.